Exhibit 10.19

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (this “Amendment”), dated as of December 2, 2024, is made by and among COREWEAVE, INC., a Delaware corporation (the “Borrower”) and COREWEAVE CASH MANAGEMENT LLC, a Delaware limited liability company (together with the Borrower, the “Obligors”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and as a Lender and the other Lenders party hereto.

RECITALS

WHEREAS, the Obligors, the Lenders and the Administrative Agent are party to the Revolving Credit and Guaranty Agreement dated as of June 21, 2024 (as may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made available to Borrower certain loans and have issued Letters of Credit to, or for the account of, the Borrower;

WHEREAS, as required by Section 5.15 of the Credit Agreement, the Borrower and the Administrative Agent agree to make certain amendments to the Credit Agreement to make all Revolving Commitments under the Credit Agreement Secured Revolving Commitments (the Credit Agreement, as so amended by this Amendment, the “Amended Credit Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto, directly or by reference, in the Amended Credit Agreement. The rules of interpretation contained in the Amended Credit Agreement shall apply to this Amendment as if set forth in this Amendment.

SECTION 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 3 below, with respect to the Credit Agreement, the undersigned Lenders (being the Required Lenders) hereby agree to, effective as of the Amendment No. 2 Effective Date, amend the Credit Agreement as set forth below:

2.01 Section 1.01 of the Credit Agreement is hereby amended by amending and restating each of the following definitions in their entirety as follows:

“Secured Revolving Commitments” means, with respect to each Lender, the portion of such Lender’s Revolving Commitment that is secured by a Lien on the Collateral, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name for its Secured Revolving Commitment on Schedule 2.01, as such amount may be (a) reduced from time to time pursuant to Section 2.11 or Section 2.12, (b) increased from time to time pursuant to Section 2.23, (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20(b) or Section 11.04 and (d) increased from time to time pursuant to the terms of Section 5.15. The aggregate amount of the Lender’s Secured Revolving Commitments on the Amendment No. 2 Effective Date is $650,000,000, which is all of the Revolving Commitments as of the Amendment No. 2 Effective Date.

“Unsecured Revolving Commitments” means, with respect to each Lender, the portion of such Lender’s Revolving Commitment, if any, that is not secured by a Lien on the Collateral, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name for its Unsecured Revolving Commitment on Schedule 2.01, as such amount may be (a) reduced from time to time pursuant to Section 2.11 or Section 2.12, (b) increased from time to time pursuant to Section 2.23, (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20(b) or Section 11.04 and (d) decreased from time to time pursuant to the terms of Section 5.15. The aggregate amount of the Lender’s Unsecured Revolving Commitments on the Amendment No. 2 Effective Date is $0.00.

2.02 Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the proper alphabetical order as follows:

“Amendment No. 2 Effective Date” means December 2, 2024.

2.03 by deleting Schedule 2.01 (Revolving Commitments and Letter of Credit Issuer Sublimit) in its entirety and replacing it with the Schedule 2.01 attached hereto.

SECTION 3. CONDITION PRECEDENT. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) that each of the following conditions have been satisfied or waived by the Lenders party hereto.

3.01 The Administrative Agent shall have received executed counterparts of this Amendment from the Obligors and Administrative Agent.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Obligor represents and warrants as of the date hereof as follows:

5.01 each of the Borrower and the Guarantors has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

5.02 the representations and warranties of the Obligors and their respective Subsidiaries, set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof; provided that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects on and as of such earlier date and (ii) in each case such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by materiality in the text thereof;

5.03 at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

5.04 as of the date hereof, all Obligations under the Amended Credit Agreement constitute Secured Obligations under the Credit Agreement and the other Loan Documents.

SECTION 6. MISCELLANEOUS

6.01 Limited Amendment; Loan Document; Entire Agreement.

(a) Except as expressly provided herein, the Credit Agreement is and shall remain unchanged and in full force and effect and nothing contained in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment.

(b) The Borrower agrees that this Amendment constitutes a Loan Document.

(c) This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter of this Amendment and supersedes any prior agreements, written or oral, with respect thereto. Upon the effectiveness of this Amendment, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

6.02 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6.03 Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same contract and any party to this Amendment may execute this Amendment by signing any such counterpart; signature pages may be detached from multiple, separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. The delivery of an executed counterpart of a signature page of this Amendment by electronic means, including by facsimile or by “.pdf” attachment to email, shall be effective as valid delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based, record-keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.04 Instruction to the Agent. By their signature below, each Lender party hereto hereby instructs the Administrative Agent to execute and deliver this Amendment and consent to the amendments in Section 2 hereof.

6.05 The Agent. The Administrative Agent shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Amended Credit Agreement and the related documents, and shall exercise all rights and remedies hereunder and provide any consents, directions, approvals, acceptances, determinations, certifications, rejections or other similar actions pursuant to this Amendment in accordance with directions received from the Lenders party hereto under the Amended Credit Agreement, and shall have no liability for taking any such actions or failing to take any such actions in accordance with such directions (and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by such Lenders under the Amended Credit Agreement in providing such directions).

6.06 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.07 No Novation. Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or Obligations under the Amended Credit Agreement or to pay, extinguish, release, satisfy or discharge (a) the Obligations under the Amended Credit Agreement, (b) the liability of any Obligor under the Amended Credit Agreement or the other Loan Documents executed and delivered in connection therewith or any Obligations or other obligations evidenced thereby, or (c) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Obligations.

6.08 Reaffirmation. Except as expressly modified by this Amendment, all of the terms, provisions and conditions of the Credit Agreement, as heretofore amended, shall remain unchanged and in full force and effect. Each Obligor, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Amended Credit Agreement and each other Loan Document to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. This Amendment shall not constitute a course of dealing with the Administrative Agent or any Lender at variance with the Amended Credit Agreement or the other Loan Documents such as to require further notice by such Person to require strict compliance with the terms of the Amended Credit Agreement and the other Loan Documents in the future.

6.09 Incorporation by Reference. Article 10 (The Agents), Section 11.07 (Severability), Section 11.09(b) and (c) and 11.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

Remainder of page intentionally left blank; signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers, representatives or authorized persons as of the day and year first above written.

COREWEAVE, INC.,
as the Borrower

By:	/s/ Michael Intrator
Name: Michael Intrator Title: Chief Executive Officer

COREWEAVE CASH MANAGEMENT LLC, as a Guarantor

By:	/s/ Michael Intrator
Name: Michael Intrator Title: President and Secretary

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Eleftherios Karsos
Name: Eleftherios Karsos
Title: Authorized Officer

Schedule 2.01

Revolving Commitments and Letter of Credit Issuer Sublimit